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                                                            EXHIBIT 10(b)


P R O S P E C T U S

                                 100,000 Shares

                            RAMSAY HEALTH CARE, INC.

                                  Common Stock
                                ($.01 Par Value)

                                  ____________

                            RAMSAY HEALTH CARE, INC.
                       1993 EMPLOYEE STOCK PURCHASE PLAN

                                  ____________

                 The shares of Common Stock to which this Prospectus relates are to be offered for sale to eligible employees of Ramsay Health Care, Inc. (the "Company") and its subsidiary corporations pursuant to the Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan, as described herein.

                                 _____________

                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

               The date of this Prospectus is December __, 1993.
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                               TABLE OF CONTENTS

                                                        Page
                                                        ----
Available Information . . . . . . . . . . . . . . . .     2
General Information . . . . . . . . . . . . . . . . .     4
Federal Income Tax Consequences . . . . . . . . . . .     5
Description of the Plan . . . . . . . . . . . . . . .     6

                              ____________________

                 No person is authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offer made hereby. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the specific registered securities to which it relates or an offer or solicitation with respect to those securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                              ____________________

                             AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and at 75 Park Place, New York, New York 10007. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                 The following documents which have been filed by the Company with the Commission pursuant to the Exchange Act or the Securities Act of 1933 (the "Securities Act") are incorporated by reference in this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1993.
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                                      3




         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

         (c)     The description of the Company's Common Stock contained in
                 ___________ (no. 34-            ), filed on _____________.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated herein by reference to be a part hereof from the date of filing of such documents.

                 The Company will promptly furnish, without charge, a copy of any of the above documents, as well as the Company's most recent Annual Report to Stockholders, on the written or oral request of any employee receiving this Prospectus. Such requests should be addressed to the Secretary, Ramsay Health Care, Inc., One Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113 (Telephone: 504-525- 2505).

                 This Prospectus omits certain information contained in the Registration Statement concerning the shares of Common Stock offered hereby which is on file with the Commission pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the principal offices of the Commission in Washington, D.C. upon payment of the fees prescribed by the Commission, or examined there without charge.
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                                      4




                            RAMSAY HEALTH CARE, INC.

                       1993 EMPLOYEE STOCK PURCHASE PLAN

                              GENERAL INFORMATION

                 The Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors of the Company in September 1993 and approved by the stockholders of the Company in November 1993.
Pursuant to the Plan, the Company is offering shares of its Common Stock for purchase by eligible employees of the Company and its "subsidiaries," as such term is defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"). There are 100,000 shares (subject to adjustment as described under the caption "Description of the Plan-Effect of Changes in Common Stock") of Common Stock available for purchase by employees in the manner and on the terms provided in the Plan. Shares of Common Stock to be purchased under the Plan may be presently authorized but unissued shares, previously issued shares reacquired by the Company or any combination thereof.

                 The purpose of the Plan is to enable and encourage employees of the Company and its subsidiaries to acquire the Company's stock through payroll deductions to enable them to share in the economic prosperity of the Company.

                 No restrictions are imposed under the Plan on resales of shares of Common Stock purchased pursuant to the Plan. However, resales by officers and directors of the Company will be subject to the "short-swing" profits provisions of Section 16(b) of the Exchange Act and resales by "affiliates" of the Company, as defined in Rule 405 under the Securities Act, will be subject to the volume and reporting requirements of Rule 144 under the Securities Act unless the Company registers their shares under the Securities Act for resale pursuant to a separate prospectus.

                 The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
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                 The executive offices of the Company are located at One
Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113 (Telephone: 504-525-2505).

                        FEDERAL INCOME TAX CONSEQUENCES

                 The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such provisions, an employee who elects to participate in an offering under the Plan will not recognize income at the Offering Date (as defined below) or the Exercise Date (as defined below), and except as described below, the Company will not be entitled to any deduction from income.

                 If an employee disposes of shares transferred to him under the Plan after two years from the date of the offering of such shares and after one year from the date of transfer of such shares to him, or if he dies while owning such shares, the employee will be required to include in income as compensation for the year in which such disposition or death occurs an amount equal to the lesser of (i) the excess of the Fair Market Value (as defined below) of such shares at the time of disposition or death over the purchase price, or (ii) 15% of the Fair Market Value of such shares on the Offering Date (as defined below) of the Offering Period (as defined below) in which such shares were purchased by him. The employee's basis for such shares in his hands at the time of disposition will be increased by an amount equal to the amount so includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss.

                 If an employee disposes of such shares within the aforesaid two-year or one-year periods, the employee will be required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the Fair Market Value of such shares on the Exercise Date over the purchase price. The employee's basis for such shares in his hands at the time of disposition will be increased by an amount equal to the amount includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term depending on his holding period for such shares. In the event of a disposition within such two-year or one-year periods, the Company will be entitled to a
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                                      6




deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition.

                            DESCRIPTION OF THE PLAN

Offering to Eligible Employees

                 Under the Plan, an initial offering of shares of Common Stock is to be made during the period (the "Initial Offering Period") determined by the Compensation and Conflict of Interest Committee (the "Committee") of the Board of Directors of the Company to be the period beginning January 1, 1994 and ending on June 30, 1994. Separate offerings are to be made thereafter on January 2 and July 1 of each year that the Plan is in effect (each such date, together with the date of commencement of the Initial Offering Period, being herein referred to as an "Offering Date") to employees of the Company or any subsidiary who have been employed for six months or more and whose customary employment is more than 20 hours per week and/or more than five months in any calendar year. Persons who own stock possessing 5% or more of the outstanding voting power or value of all classes of stock of the Company are not eligible to participate.

                 As of December 1, 1993 there were approximately ___ employees eligible to participate in the Plan.

Method of Participation

                 In order to purchase shares under an offering pursuant to the Plan, an eligible employee must notify the Company in writing of his intention to participate on the form provided for this purpose (the "Stock Purchase Agreement") which must be filed with the Secretary of the Committee prior to the Offering Date of the offering in question (December 28, 1993 with respect to the Initial Offering Period). The Stock Purchase Agreement evidences the intention of the participating employee (the "Participant") to participate in each subsequent offering until such time as the Participant withdraws from the Plan. Following any such withdrawal, a former Participant must execute a new Stock Purchase Agreement in order to participate in subsequent offerings.
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                                      7

Payroll Deductions

                 Under the Stock Purchase Agreement, a Participant authorizes deductions from each payment of his compensation during the period (the "Offering Period") commencing on an Offering Date and ending on the December 31 or June 30 (the "Exercise Date") next succeeding the Offering Date. As used herein, "compensation" means the amount received by an employee from the Company or a subsidiary as salary, wages or other direct remuneration for services rendered but excluding bonus pay, overtime pay, sick pay and contributions by the Company or any subsidiary to any employee benefit plan of the Company or any subsidiary. A Participant may authorize the deduction of any full dollar amount from each such payment; provided, however, that the deduction must be at least $5 per week or $20 per month, as appropriate, and not more than 5% of each payment of compensation during the Offering Period. The maximum deduction from a Participant's compensation during any twelve month period is $5,000. The amount of such deductions may not be changed during an Offering Period. A Participant may change the amount of his deductions for a subsequent offering by appropriate notice filed with the Secretary of the Committee prior to the Offering Date of such offering.

                 The Committee is authorized to adopt alternative methods pursuant to which Participants may make payment for shares of Common Stock purchased under the Plan in situations in which payroll deductions are not permitted by reason of local law. For the purposes of the Plan, payments made under such alternative methods will be regarded as having been made through payroll deductions.

Stock Purchase Accounts

                 Amounts deducted from a Participant's compensation will be credited to a Stock Purchase Account which will be established and maintained in the name of each Participant. No interest will accrue or be payable to any Participant with respect to the amounts credited to his Stock Purchase Account.

Purchase Price

                 The purchase price of the shares of Common Stock sold to Participants pursuant to an offering under the Plan will be 85% of the Fair Market Value of the shares of Common Stock on the Offering Date or the Exercise Date, whichever is less. For purposes of the Plan, the Fair Market Value
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                                      8

per share of Common Stock shall mean the last sale price regular way on the date of reference, or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the last sale price in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If the Common Stock is not traded in the over-the-counter market, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. As of the date of this Prospectus, the Common Stock is traded in the over-the-counter market, and the sale prices are reported on the NASDAQ National Market System.

Purchase of Shares

                 To the extent that there is credited to the Stock Purchase Account of a Participant as of an Exercise Date an amount at least equal to the purchase price of one whole share of Common Stock for the offering which expires on such Exercise Date, the Company will sell to such Participant the largest number of whole shares of Common Stock, not to exceed 500 shares (subject to adjustment as described under the caption "Description of the Plan-Effect of Changes in Common Stock"), which can be purchased with the amount then credited to his Stock Purchase Account. However, if at any time when any Participant is entitled to complete the purchase of any shares pursuant to the Plan, taking into account such Participant's rights, if any, to purchase stock under all other stock purchase plans of the Company or any subsidiary, the result would be that during the then current calendar year such Participant would have first become entitled to purchase under the Plan and all such other plans a number of shares of stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such Participant shall be entitled to purchase pursuant to the Plan shall be reduced by the number which is one more than the number of shares which represents the excess.
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                                      9

Expiration of Offering

                 The amount credited to the Stock Purchase Account of each Participant in an offering will be charged with the aggregate purchase price of shares of Common Stock purchased by the Participant on an Exercise Date. The remaining balance of his Stock Purchase Account will be refunded to the Participant if he files appropriate notice with the Secretary of the Committee prior to the Exercise Date. If a Participant does not file such notice and he has not withdrawn from the Plan, any remaining balance in his Stock Purchase Account will be carried forward for the next offering.

Statements to Participants

                 As soon as is practicable following each Exercise Date, the Company will issue to each Participant in the offering which expired on such Exercise Date a statement of his Stock Purchase Account for such offering. The statement will include the number of shares purchased during the offering and the remaining balance in his Stock Purchase Account.

Stock Certificates

                 The shares of Common Stock purchased by a Participant on an Exercise Date will be issued as of such date. Prior to that time the Participant will have none of the rights or privileges of a stockholder of the Company with respect to such shares. The Company will issue and deliver a certificate for the number of shares purchased by a Participant on an Exercise Date as soon as practicable after such date. The certificate will be registered either in the Participant's name or jointly in the names of the Participant and his spouse, as he shall designate in his Stock Purchase Agreement. The Participant may change such designation at any time by filing appropriate notice thereof.

Rights to Purchase Shares Not Transferable

                 A Participant's rights to purchase shares of Common Stock under the Plan are not transferable. If a Participant attempts to transfer his rights to purchase shares under the Plan, he will be deemed to have requested withdrawal from the Plan. If a Participant dies, the entire credit balance in his Stock Purchase Account shall be paid over to his estate.
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                                      10

Voluntary Withdrawal from the Plan

                 A Participant may withdraw from the Plan at any time by filing appropriate notice with the Secretary of the Committee, and the effective date of such a withdrawal will be the date of receipt of such notice by the Secretary. Payroll deductions from a withdrawing Participant's compensation will be discontinued and the amount credited to the Participant's Stock Purchase Account will be refunded to him as soon as practicable after the effective date of withdrawal.

Termination of Employment and Other
Involuntary Withdrawals from the Plan

                 A Participant will be deemed to have withdrawn from the Plan effective when his customary employment becomes 20 hours or less per week and/or not more than five months in any calendar year. In such event, the entire amount credited to his Stock Purchase Account, as of the effective date of any such occurrence, will be used to purchase shares of Common Stock on the next succeeding Exercise Date and any remaining balance credited to his Stock Purchase Account will be refunded. If a Participant otherwise ceases to meet the requirements of an eligible employee as set forth under the caption "Offering to Eligible Employees," the entire credit balance in his Stock Purchase Account will be refunded. If a Participant dies, the entire credit balance in his Stock Purchase Account will be paid over to his estate.

Administration of the Plan

                 Subject to the general control and superseding action of the Board of Directors of the Company, the Committee, in its capacity as such, will have full power to administer the Plan in accordance with its terms. Members of the Committee are appointed by the Board of Directors, and are removable by the Board at any time. The present members of the Committee are Aaron Beam, Jr., Peter J. Evans and Thomas M. Haythe, all of whose addresses for purposes of the Plan are c/o Ramsay Health Care, Inc., One Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113. The Committee has adopted rules for the administration of the Plan, and the Committee's interpretation and construction of the Plan and such rules, subject as aforesaid, will be final and conclusive.
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                                      11

Effect of Changes in Common Stock

                 If at any time the Company subdivides or consolidates its issued shares of Common Stock, pays a stock dividend, or otherwise increases or decreases such shares without receipt of consideration, there will be an appropriate adjustment of the aggregate number of shares available for purchase under the Plan, the maximum number of shares which a Participant may purchase under an offering and the calculation of the purchase price per share for an offering.

Amendment of the Plan

                 The Board of Directors of the Company may amend the Plan in any respect except that, without the approval of the Company's stockholders, no amendment may (i) decrease the purchase price for shares set forth under the caption "Description of the Plan-Purchase Price," (ii) make the Plan available to any person who would not be an eligible employee as set forth under the caption "Description of the Plan- Offering to Eligible Employees," or (iii) change the number of shares of Common Stock available for purchase under the Plan, except as set forth under the caption "Description of the Plan-Effect of Changes in Common Stock."

Procedure if Insufficient Shares Available

                 In the event that on any Exercise Date the aggregate funds held in the Stock Purchase Accounts of all Participants would purchase more than the number of shares then remaining available for purchase under the Plan, the Committee will proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan will automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of each Participant will be refunded to him as soon as practicable following such termination.

Expiration or Termination of Plan

                 The Plan will expire on December 31, 2003, unless sooner terminated by the Board of Directors or in the manner set forth under the caption "Description of the Plan-Procedure if Insufficient Shares Available."
In addition, the Plan will terminate upon the liquidation or dissolution of the Company, or upon a merger or consolidation in which the Company is not the surviving or the resulting corporation. Upon termination or expiration of the Plan,
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the amount then credited to the Stock Purchase Account of each Participant will be refunded to him as soon as practicable thereafter.